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                                                                    EXHIBIT 23.1
ACCOUNTANTS' CONSENT

The Board of Directors
Urban Juice & Soda Company Ltd. and Subsidiaries

We consent to the use of our audit report dated February 4, 2000 on the consolidated balance sheets of Urban Juice & Soda Company Ltd. and Subsidiaries as at December 31, 1999 and 1998 and the consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 included herein, and the related financial statement schedule.




/s/ KPMG LLP

Chartered Accountants



Vancouver, Canada

March 30, 2000